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                      SHARED MEDICAL SYSTEMS CORPORATION
                            1999 STOCK OPTION PLAN

1.   Introduction
     ------------

     (a) Purpose.  The Plan is intended to provide a means whereby the Company
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may, through the grant of ISOs and NQSOs to Employees and Non-Employee
Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

     (b) Definitions.  For purposes of the Plan:
         -----------

         (1) "Board" shall mean the Board of Directors of the Company.

         (2) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (3) "Committee" shall mean the Stock Option Committee of the Board, which shall consist of not less than two (2) directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Board.

         (4) "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

         (5) "Company" shall mean Shared Medical Systems Corporation.

         (6) "Employee" shall mean officers, employee directors and other employees of the Company and/or of a Related Corporation.

         (7) "Fair Market Value" shall mean the following, arrived at by a good faith determination of the Committee:

             (A) The mean between the highest and lowest quoted selling price on the date of grant, if there are sales of Common Stock on a national securities exchange or in an over-the-counter market on the date of grant; or

             (B) The weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant; or

             (C) The mean between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or

             (D) if (A) through (C) are not applicable, such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

Where the fair market value of the optioned shares of Common Stock is determined under (B) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the sale dates and the date of grant, in accordance with Treas. Reg. Section 20.2031-2(b)(1), or any successor thereto.

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         (8) "ISO" shall mean an option which, at the time such option is granted, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Option Agreement states that the option will not be treated as an ISO.

         (9) "Non-Employee Director" shall mean a director of the Company who is not an employee of the Company or a Related Corporation.

         (10) "NQSO" shall mean an option which, at the time such option is granted, does not qualify as an ISO.

         (11) "Option Agreement" shall mean a written document evidencing the grant of an Option, as described in Section 7(k).

         (12) "Optionee" shall mean an Employee or Non-Employee Director who has been granted an Option under the Plan.

         (13) "Options" shall mean ISOs and NQSOs.

         (14) "Plan" shall mean the SHARED MEDICAL SYSTEMS CORPORATION 1999 STOCK OPTION PLAN as set forth herein and as amended from time to time.

         (15) "Related Corporation" shall mean either a "subsidiary corporation" of the Company, as defined in section 424(f) of the Code, or the "parent corporation" of the Company, as defined in section 424(e) of the Code.

         (16) "Termination of Service" shall mean (A) with respect to an Option granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; and (B) with respect to an Option granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations; provided, however, that if an Optionee's status changes from Employee to Non-Employee Director or from Non-Employee Director to Employee, the Committee may provide that no Termination of Service occurs for purposes of the Plan until the Optionee's new status with the Company and all Related Corporations terminates.

2.  Administration.
    --------------

     The Plan shall be administered by the Committee. Each member of such Committee, while serving as such, shall be deemed to be acting in his/her capacity as a director of the Company.

     The Committee shall have full authority, subject to the terms of the Plan, to select the Employees and Non-Employee Directors to be granted Options under the Plan, to grant Options on behalf of the Company and to set the date of grant and the other terms of such Options in accordance with the Plan.

     The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its stockholders and all Optionees, and their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. Except as otherwise provided by the bylaws of the Company or by applicable law, no

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member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

3.   Eligibility.
     -----------

     Employees shall be eligible to receive Options under the Plan. Non-Employee Directors shall be eligible to receive NQSOs under the Plan. More than one Option may be granted to any grantee under the Plan.

4.   Stock.
     -----

     The maximum number of shares of Common Stock for which Options may be granted under the Plan shall be, in the aggregate, one million, five hundred thousand (1,500,000) shares of Common Stock, subject to adjustment as hereinafter provided. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock with respect to one or more grants which may be awarded to any one individual over the term of the Plan shall be 750,000, subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares, treasury shares or otherwise reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

     If any Option granted under the Plan expires or otherwise terminates for any reason whatever (including, without limitation, the holder's surrender thereof) without having been exercised, the shares subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such shares had never been subject to an Option; provided, however, that (i) if an Option is cancelled, the shares of Common Stock covered by the cancelled Option shall be counted against the maximum number of shares specified above for which grants may be made to any one individual, and (ii) if the exercise price of an Option is reduced after the date of grant, the transaction shall be treated as a cancellation of the original Option and the grant of a new Option for purposes of such maximum.

5.   Granting of Options.
     -------------------

     From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant such Options to Employees or Non-Employee Directors under the Plan as it determines are warranted, provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem, and further provided that Non-Employee Directors shall not be eligible to receive ISOs under the Plan. In making any determination as to whether an Employee or Non-Employee Director shall be granted an Option and as to the number of shares to be covered by such Option, the Committee may take into account the duties of such Employee or Non-Employee Director, his/her present and potential contributions to the success of the Company or a Related Corporation, the tax implications to the Company and the Optionee of any Option granted, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan.

6.   ISO Annual Limit.
     ----------------

     The aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be

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exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

7.   Terms and Conditions of Options.
     -------------------------------

     Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions and conditions not inconsistent with the provisions of the Plan (and, for ISOs granted under the Plan, the provisions of section 422(b) of the Code), as the Committee shall deem desirable:

     (a) Number of Shares.  The Option shall state the number of shares of
         ----------------
Common Stock to which it pertains.

     (b) Price.  The Option shall state the option price which shall be
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determined and fixed by the Committee in its discretion, but shall not be less than the higher of 100 percent (110% in the case of an ISO granted to a more-than-10-percent shareholder, as provided in subsection (j) below) of the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted, or the par value thereof.

     (c)  Term.
          ----

          (1) ISOs.  Subject to earlier termination as provided in subsections
              ----
(e), (f) and (g), the term of each ISO shall be not more than 10 years (five years in the case of a more-than-10-percent shareholder, as provided in subsection (j) below) from the date of grant.

          (2) NQSOs.  Subject to earlier termination as provided in subsections
              -----
(e), (f) and (g), the term of each NQSO shall be not more than 20 years from the date of grant.

     (d) Exercise.  Options shall be exercisable in such installments and on
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such dates as the Committee may specify but not earlier than six months from the date of grant. The Committee may accelerate the exercise date of any outstanding Options in its discretion, if it deems such acceleration to be desirable. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

         Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and paying the option price for such shares in the manner specified in the Option Agreement. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

         The manner in which the option price may be paid shall be determined by the Committee, in its sole discretion, and shall be set forth in the Option Agreement. The Committee may determine that the option price shall be payable:

         (1)  In cash or its equivalent;

         (2)  In Common Stock previously acquired by the Optionee, provided that
(i) if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the option price of an ISO, such shares have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or (ii) if such shares of Common Stock were acquired through the exercise of an NQSO and are used to pay the option price of an ISO, or if such shares of Common Stock were acquired through the

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exercise of an ISO or an NQSO and are used to pay the option price of an NQSO, such shares have been held by the Optionee for a period of more than one (1) year on the date of exercise;

         (3) Through the Company's "cashless exercise" program, by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

         (4)  In any combination of the foregoing.

In the event such Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the Fair Market Value on the date of exercise of the Common Stock so tendered in payment of such Option price.

     (e) Termination of Service for a Reason Other Than Death or Disability.  If
         ------------------------------------------------------------------
an Optionee's Termination of Service occurs prior to the expiration date fixed for his/her Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option; or
(ii) not more than three months after the date of such Termination of Service (or such later expiration date as shall be specified in the Option Agreement in the case of such a Termination).

     (f) Disability. If an Optionee shall become disabled (within the meaning
         ----------
of section 22(e)(3) of the Code) prior to the expiration date fixed for his/her Option, and the Optionee's Termination of Service occurs as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option; or (ii) not more than one year after the date of such Termination of Service (or such later expiration date as shall be specified in the Option Agreement in the case of such a Termination). In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.

     (g) Death.  If an Optionee's Termination of Service occurs as a result of
         -----
death, prior to the expiration date fixed for his/her Option, or if an Optionee dies following his/her Termination of Service but prior to the earlier of (i) the expiration date fixed for his/her Option, or (ii) the expiration of the period determined under subsections (e) and (f) above, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his/her death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee. However, such exercise must occur prior to the earlier of (i) the expiration date specified in such Option; or (ii) one (1) year after the date of the Optionee's death (or such later expiration date as shall be specified in the Option Agreement in the case of death).

     (h) Non-Transferability.  No ISO shall be assignable or transferable by the
         -------------------
Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the Option Agreement, no NQSO shall be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an ISO shall be exercisable only by the Optionee or, in the event of Optionee's legal disability, by the Optionee's guardian or legal representative.

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

     (i) Rights as a Stockholder.  An Optionee shall have no right to receive
         -----------------------
any dividend on or to vote or exercise any rights as a stockholder with respect to any shares covered by his/her Option until the issuance to him/her of a stock certificate for such shares.

     (j) Ten-Percent Stockholder.  If the Optionee owns more than 10 percent of
         -----------------------
the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to him or her, the option price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

     (k) Option Agreements; Other Provisions.  Options granted under the Plan
         -----------------------------------
shall be evidenced by Option Agreements in such form as the Committee shall from time to time approve, and containing such provisions and conditions not inconsistent with the provisions of the Plan (and, for ISOs granted under the Plan, the provisions of section 422(b) of the Code), as the Committee shall deem advisable. Each Option Agreement shall specify whether the Option is an ISO or NQSO. Each Optionee shall enter into, and be bound by, an Option Agreement, as soon as practicable after the grant of an Option.

8.   Listing and Registration of Shares.
     ----------------------------------

     Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, or that action by the Company, its stockholders, or the Optionee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration or qualification, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or the legal representative or beneficiary of such Optionee may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased upon exercise of an Option are being acquired for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

9.   Withholding and Use of Shares to Satisfy Tax Obligations.
     --------------------------------------------------------

     The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option, shall be subject to applicable federal, state and local tax withholding requirements.

     If the exercise of any Option is subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion, may permit the Optionee to satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their Fair Market Value on the date of exercise of the Option (or if later, the date on which the Optionee recognizes ordinary income with respect to such exercise) (the "Determination Date"). In the event shares of Common Stock acquired under the exercise of an ISO are used to satisfy such withholding requirements, such shares of Common Stock must have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date.

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

     The Committee may adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

10.  Capital Adjustments; Change in Control; Forfeiture Provisions.
     -------------------------------------------------------------

     The number of shares which may be issued under the Plan and the maximum number of shares with respect to which grants may be made to any one individual, both as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options) shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, recapitalization, reorganization, merger, combination, spin-off, share combination, or other similar event or similar change in the capitalization of the Company, except that (i) to the extent such transaction involves a "change in control" event as may be provided in any Option Agreement or in any separate agreement or statement approved by the Committee as provided below, the provisions concerning the impact of such event shall control, and (ii) no adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under section 424(h) of the Code, unless the Optionee consents to such modification. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Optionees, and preserve, without exceeding, the value of Options.

     The Committee shall have the authority to include in any Option Agreement, or in any separate agreement or statement approved by the Committee, (i) provisions accelerating the exercise date of, or modifying the benefits to be received under any Option upon the occurrence of specified events, including an acquisition of a specified percentage of the voting power of the Company's outstanding securities, a specified change in the membership of the Company's Board of Directors, the dissolution or liquidation of the Company, the sale of all or substantially all of the property and assets of the Company or any other "change in control" event, and (ii) provisions cancelling or providing for the forfeiture of benefits provided under any Option in the event the Optionee acts in a specified manner which is contrary to the best interests of the Company.

11.  Amendment or Discontinuance of the Plan.
     ---------------------------------------

     The Board from time to time may suspend or amend the Plan in any respect whatsoever, and the Committee may amend any outstanding Options in any respect whatsoever, provided, that no such suspension or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder, and provided further that no such amendment or suspension shall cause the modification (within the meaning of section 424(h) of the Code) of an ISO, unless the Optionee consents to such modification.

12.  Rights.
     ------

     Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his/her rights shall be only such as are provided by the Option Agreement.

     Notwithstanding any provisions of the Plan or any Option Agreement with an Optionee, the Company shall have the right, in its discretion, to retire an Employee at any time pursuant to its retirement rules or otherwise to terminate his/her employment at any time for any reason whatsoever, with or without cause.

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

13.  Indemnification of Board and Committee.
     --------------------------------------

     (a) Indemnification.  Without limiting any other rights of indemnification
         ---------------
which they may have from the Company and any Related Corporation, any member of the Board and any member of the Committee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of any action taken or failure to act under, or in connection with, the Plan or any Option granted thereunder, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law.

     (b) Advances.  Any person claiming indemnification within the scope of
         --------
subsection (a) of this Section 13 shall be entitled to advances from the Company for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.

     (c) Procedure.  On the request of any person requesting indemnification
         ---------
under Subsection (a) of this Section 13, the Board or a committee thereof shall determine whether such indemnification is permissible, or such determination shall be made by independent legal counsel if the Board or committee so directs or if the Board or committee is not empowered by statute to make such determination.

14.  Application of Funds.
     --------------------

     Any cash received in payment for shares upon exercise of an Option to purchase Common Stock or otherwise shall be added to the general funds of the Company. Any Common Stock received in payment for shares upon exercise of an Option to purchase Common Stock shall become treasury stock.

15.  No Obligation to Exercise Option.
     --------------------------------

     The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

16.  Effective Date; Termination of Plan.
     -----------------------------------

     (a) Effective Date.  The effective date of the Plan is February 11, 1999,
         --------------
the date of its adoption by the Board, provided, however, that if the Plan is not approved by the stockholders of the Company at the next annual meeting of stockholders, ISOs granted hereunder shall be null and void and no additional ISOs shall be granted hereunder.

     (b) Termination of Plan.  The Board may terminate the Plan at any time for
         -------------------
any reason. No ISOs shall be granted hereunder after February 10, 2009, which date is within ten (10) years after the date the Plan was adopted by the Board. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on the date the Plan is terminated, which by their terms extend beyond such date.

17.  Governing Law.
     -------------

     The laws of the State of Delaware shall govern the operation of the Plan, the Option Agreements and any Options granted thereunder.

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